PURCHASE CONTRACT


                                     BETWEEN


                             PENN OCTANE CORPORATION


                                    "SELLER"


                                       AND


                      RIO VISTA OPERATING PARTNERSHIP L.P.


                                     "BUYER"

ARTICLE I   QUANTITY OF LPG . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE II. TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section 2.1  Term . . . . . . . . . . . . . . . . . . . . . . . . . .  4

    Section 2.2  Termination. . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE III PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE IV. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE V POINT OF DELIVERY, FACILITIES AND OWNERSHIP AND
          CONTROL OF LPG. . . . . . . . . . . . . . . . . . . . . . . . .  5

    Section 5.1 Point of Delivery; Facilities . . . . . . . . . . . . . .  5

    Section 5.2 Ownership and Control of LPG. . . . . . . . . . . . . . .  5

ARTICLE VI.  DELIVERY PRESSURE. . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE VII. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .  6

    Section 7.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  6

    Section 7.2 Change of Address . . . . . . . . . . . . . . . . . . . .  6

ARTICLE VIII. ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE IX.   GENERAL TERMS AND CONDITIONS. . . . . . . . . . . . . . . .  7

                                    EXHIBITS

Exhibit A - General Terms and Conditions

                                PURCHASE CONTRACT

     THIS PURCHASE CONTRACT (this "Contract") is made and entered into effective as of the 1st day of October, 2004, by and between PENN OCTANE CORPORATION, a Delaware corporation (hereinafter called "Seller"), and RIO VISTA OPERATING PARTNERSHIP L.P., a Delaware limited partnership (hereinafter called "Buyer"):

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell and deliver to Buyer and Buyer desires to purchase and receive from Seller liquefied petroleum gas ("LPG"), in the quantities and upon the terms and conditions hereinafter set forth;

     WHEREAS, the Conflicts Committee of Rio Vista GP LLC has approved of the terms and conditions of this Contract;

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements contained herein, and the general terms and provisions hereof, Buyer and Seller agree as follows:

                                   ARTICLE I.
                                 QUANTITY OF LPG
                                 ---------------

     Seller agrees to sell and deliver to Buyer and Buyer agrees to purchase and receive from Seller a monthly volume of LPG equal to the total amount of LPG per month that Buyer sells or otherwise distributes using, in whole or in part, any of the Contributed Assets to the extent Seller is able to supply quantities of LPG sufficient for Buyer's needs. Notwithstanding anything herein to the contrary, Buyer shall have no obligation to purchase LPG from Seller in the event the distribution of such LPG by Buyer to its customers would not require the use, in whole or in part, of any of the Contributed Assets. In addition, to the extent Seller does not or cannot supply quantities of LPG sufficient for Buyer's needs, Buyer may purchase LPG from other suppliers during the period that Seller does not or cannot supply quantities of LPG sufficient for Buyer's needs without any obligation to Seller hereunder.

                                   ARTICLE II.
                                      TERM
                                      ----

     Section 2.1 Term. This Contract shall be effective as of the 1st day of October, 2004, and, subject to the provisions of this Contract, shall continue and remain in full force and effect for so long as the earlier to occur of (i) Seller ceases to have the right to access the Seadrift Pipeline and (ii) Buyer ceases to use, in whole or in part, any of the Contributed Assets for the sale of LPG.

     Section 2.2 Termination. In the event Buyer takes no LPG under this Contract for thirty (30) consecutive Days for any reason whatsoever other than force majeure, Seller shall have the right, at its option, exercisable at any time within fifteen (15) Days following such thirty (30) consecutive Day period, to terminate this Contract by delivering to Buyer written notice of termination. In the event Seller so elects to terminate this Contract, such termination shall be effective as of 7:00 o'clock a.m. Central Time on the first Day of the Month next following the date of delivery of such notice to Buyer, whereupon the parties hereto shall be relieved of all liabilities and obligations hereunder except for liabilities and obligations of the parties that shall have accrued as of such date of termination. In the event Seller does not or cannot supply quantities of LPG sufficient for Buyer's needs for thirty (30) consecutive Days for any reason whatsoever other than force majeure, Buyer shall have the right, at its option, exercisable at any time within fifteen (15) Days following such thirty (30) consecutive Day period, to terminate this Contract by delivering to Seller written notice of termination. In the event Buyer so elects to terminate this Contract, such termination shall be effective as of 7:00 o'clock a.m. Central Time on the first Day of the Month next following the date of delivery of such notice to Seller, whereupon the parties hereto shall be relieved of all liabilities and obligations hereunder except for liabilities and obligations of the parties that shall have accrued as of such date of termination.

                                  ARTICLE III.
                                      PRICE
                                      -----

     Subject to the provisions of this Contract, the amount payable by Buyer to Seller for each Gallon of LPG purchased hereunder each Month shall equal the Purchase Price.

                                   ARTICLE IV.
                                      TAXES
                                      -----

     Seller shall pay or cause to be paid all taxes and assessments imposed on Seller with respect to the LPG delivered hereunder prior to its delivery to Buyer, and Buyer shall pay or cause to be paid all taxes and assessments imposed upon Buyer with respect to LPG delivered hereunder after its receipt by Buyer. Neither party shall be responsible or liable for any taxes or other statutory charges levied or assessed against any of the facilities of the other party used for the purpose of carrying out the provisions of this Contract.

                                   ARTICLE V.
         POINT OF DELIVERY, FACILITIES AND OWNERSHIP AND CONTROL OF LPG
         --------------------------------------------------------------

     Section 5.1 Point of Delivery; Facilities. Seller shall deliver the LPG to Buyer hereunder at the point at which the LPG exits the Seadrift Pipeline and is delivered into Buyer's facilities at its Brownsville, Texas terminal or any other point which employs the use of the Contributed Assets. Buyer shall be responsible for arranging for Buyer or its designee, to receive delivery of LPG sold hereunder to Buyer at the Delivery Point into Buyer's or its designee's gathering system.

     Section 5.2 Ownership and Control of LPG. Title to the LPG sold and delivered hereunder shall pass to Buyer at the Delivery Point. As between the parties hereto, Seller shall be in control and possession of the LPG and responsible for any damage or injury caused thereby until same shall have been delivered to Buyer, after which delivery Buyer shall be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby.

                                   ARTICLE VI.
                                DELIVERY PRESSURE
                                -----------------

     The LPG delivered or caused to be delivered hereunder by Seller to Buyer or its designee(s) at the Delivery Point shall be delivered at a pressure sufficient to enter the facilities at such point of Buyer or its designee(s).

                                  ARTICLE VII.
                                     NOTICES
                                     -------

     Section 7.1 Notices. Every notice, consent, approval, communication, request or reply which is required or which may be given by either party to the other under the terms of this Contract must be in writing, and may be effected by actual delivery to the party to be notified, by depositing such notice in the United States mail, postage prepaid, registered or certified mail, and addressed to the party to be notified with return receipt requested, or by facsimile transmission. Every notice deposited in the United States mail as hereinabove authorized shall, in the absence of a strike, lock-out, boycott or other labor dispute affecting the delivery of United States mail, be effective three (3) days following the date on which it is so deposited. Notice given by facsimile transmission shall be effective on completion and confirmation of the facsimile transmission. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties, until changed as hereinafter provided, shall be as follows:

     Seller       Penn Octane Corporation
                  77-530 Enfield Lane, Building D
                  Palm Desert, CA 92211
                  Attn:  Jerome B. Richter, President
                  Facsimile:  (760) 772-8588

     Buyer        Rio Vista Operating Partnership L.P.
                  820 Gessner Road, Suite 1285
                  Houston, Texas 77024
                  Attn:  General Partner
                  Facsimile:  (713) _____________

     Section 7.2 Change of Address. Each of the parties shall have the right, from time to time, to change its address, and each shall have the right to specify as its address any other address within the United States of America by delivering to the other party not less than ten (10) days' prior notice in writing of such new address.

                                  ARTICLE VIII.
                                   ASSIGNMENT
                                   ----------

     All the terms, conditions and provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, no assignment of this Contract by either party shall be effective or binding until a copy of such assignment has been furnished to the other party.

                                   ARTICLE IX.
                          GENERAL TERMS AND CONDITIONS.
                          -----------------------------

     Annexed hereto as a part hereof are General Terms and Conditions of this Contract which General Terms and Conditions constitute a part of this Contract and the terms and provisions hereof to the same extent as if written in full in the body hereof.

                         (Signatures on following page)

     IN WITNESS WHEREOF, the parties hereto have executed this Contract in multiple counterparts, each of which shall be deemed an original but all of which constitute one and the same instrument as of the date first above mentioned.

                                            "SELLER"

                                            PENN OCTANE CORPORATION


                                            By: /s/ Jerome B. Richter
                                               ---------------------------------
                                               Jerome B. Richter, Chief
                                               Executive Officer

                                            "BUYER"

                                            RIO VISTA OPERATING PARTNERSHIP L.P.

                                              By:   RIO VISTA OPERATING GP LLC,
                                              Its   General Partner



                                                  By:/s/ Richard Shore, Jr.
                                                     ---------------------------
                                                         Richard Shore, Jr.,
                                                         President

                                    EXHIBIT A

                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

     1.1 For the purpose of this Contract, the following terms shall have the meanings ascribed thereto unless their use in context is specifically to the contrary:

     (a) Day - That period of time consisting of twenty-four (24) consecutive hours beginning at 7:00 a.m. Central Time.

     (b) COGS - is the average cost to Seller per Gallon of LPG on a monthly basis of all LPG supplies obtained by Seller, including the base cost per Gallon of LPG, costs to mix the product, premiums/discounts paid to suppliers for LPGs, mercaptain, testing and inspection costs.

     (c) Contributed Assets - shall have the meaning set forth in that certain Contribution, Conveyance and Assumption Agreement dated September 16, 2004 between Seller and Buyer.

     (d) ECCPL - the twelve inch pipeline to which the Seller has access and which connects ExxonMobil Corporation's Viola valve station in Nueces County, Texas to the inlet of the King Ranch Gas Plant.

     (e)  Gallon  -  231  cubic inches or 0.133681 cubic feet of liquid at sixty
(60)  degrees  Fahrenheit  and  at the equilibrium vapor pressure of the liquid.

     (f) Margin Allocation Amount - is the product of (i) the quotient of (a) the difference of Revenues minus COGS divided by (b) the Total LPG Gallons, multiplied by (ii) the quotient of (c) Penn Costs divided by (d) Total Costs.

     (g) Month - A chart accounting month commencing at 7:00 a.m. on the first day of the chart accounting month and ending at 7:00 a.m. on the first day of the following chart accounting month.

     (h)  OPIS  -  the  Oil  Price  Information  Service.

     (i) Penn Costs - All costs of Seller on a per Gallon of LPG basis associated with the ownership or lease and operation of assets related to bringing LPG from suppliers to the Delivery Point. These costs principally relate to all variable charges for use of the ECCPL (including minimum thruput charges), the Seadrift Pipeline (including minimum fixed rental charges), minimum Markham storage reservation fees, utilities, trucking costs, insurance costs and depreciation. Penn Costs shall also include all indirect selling, general and administrative costs (excluding amounts paid by Buyer). In determining Penn Costs, only cost items paid in cash or to be paid in cash plus depreciation and amortization excluding interest and income taxes, gains/losses on disposal of assets shall be included.

     (j) Point of Delivery and Delivery Point - the point of delivery as described in Section 5.1 of the Contract.

     (k) Purchase Price - is the sum of the Margin Allocation Amount and the Product Price Allocation.

     (l) Product Price Allocation - the average monthly per Gallon price of LPG in accordance with Buyer specifications (generally 90% propane and 10% butane) based on the price quoted for the month average of Mont Belvieu non-tet propane per OPIS and the month average price for Mont Belvieu non-tet normal butane per OPIS.

     (m) Revenues - Total proceeds per Gallon of LPG to Buyer from the sale of LPG supplied by Seller.

     (n) Rio Vista Costs - All costs to Buyer on a per Gallon of LPG basis associated with ownership or lease and operation of assets employed by Buyer to bring LPG supplied by Seller from the Delivery Point to Buyer's customers. These costs principally relate to the costs of operating the Brownsville terminal facility, the US-Mexico pipelines and the Matamoros terminal facility and any other asset brought on-line in the future which is put into operation for the purpose of enhancing or providing sales of LPG to customers from LPG supplies provided by Seller. Rio Vista Costs include payroll costs, rent, insurance, utilities, repairs and maintenance and depreciation. Rio Vista Costs shall also include all indirect selling, general and administrative costs (including costs allocated from Seller, including costs incurred as a result of the creation of Rio Vista Energy Partners L.P. as a publicly traded limited partnership). In determining Rio Vista Costs, only costs items paid in cash or to be paid in cash plus depreciation and amortization excluding interest and income taxes, gains/losses on disposal of assets shall be included.

     (o) Seadrift Pipeline - an approximately 132 mile pipeline which is leased by Seller from the Seadrift Corporation and connects ExxonMobil Corporation's King Ranch Gas Plant in Kleberg County, Texas and Duke Energy's La Gloria Gas Plant in Jim Wells County, Texas to Buyer's Brownsville, Texas terminal facility.

     (p) Total Costs - The sum of the Penn Costs and the Rio Vista Costs calculated on a monthly basis.

     (q) Total LPG Gallons - is the total number of Gallons of LPG sold by Buyer from supplies of LPG provided by Seller in any one month calculation period.

                                   ARTICLE II.

                                     QUALITY
                                     -------

          Seller agrees that the LPG delivered hereunder shall be of merchantable quality meeting the pressure and quality specifications of customers of Buyer. Buyer shall not be obligated to purchase any LPG which fails to meet the foregoing contract quality specifications. If LPG does not meet such specifications and Buyer desires not to purchase LPG, Seller will be given a 15 day written notice of such intent. Except as hereinafter expressly provided, Buyer shall be obligated to purchase all LPG tendered by Seller hereunder, whether or not such LPG meets the quality specifications of any particular third party purchaser or transporter, so long as such LPG meets the foregoing contract quality specifications. Notwithstanding the foregoing, in the event (a) LPG delivered by Seller to Buyer hereunder is unmarketable and, such LPG, when blended together with LPG from any other sources available to Buyer that exceeds the quality of Seller's LPG, for purposes of improving the overall quality of Seller's LPG, is still unmarketable, and (b) Buyer reasonably demonstrates to Seller's satisfaction that Buyer has made reasonable efforts to market the LPG but has been unable to market the LPG due specifically to the quality of Seller's LPG, then Buyer shall be relieved from its obligation to purchase and take the portion of Seller's LPG which is unmarketable but only for the period of time such LPG remains unmarketable. In the event that such LPG remains unmarketable for a period of ninety (90) days, Seller's obligation to sell and deliver to Buyer and Buyer's obligation to purchase and receive hereunder the portion of Seller's LPG that is unmarketable shall cease and Seller shall be entitled to dispose of such LPG to any third party or parties free and clear of any claim by Buyer hereunder.

                                  ARTICLE III.

                                   MEASUREMENT
                                   -----------

     3.1 The unit of volume for purposes of measurement of LPG delivered hereunder shall be one (1) Gallon. All fundamental constants, observations, records and procedures involved in the determining and/or verifying of the quality and other characteristics of LPG delivered hereunder shall, unless otherwise specified herein, be in accordance with the standards and methods prescribed in Gas Measurement Committee Report No. 3, dated April, 1955, of the American Gas Association as now and from time to time amended.

     3.2 The temperature of the LPG flowing through the meter or meters shall be assumed to be sixty (60) degrees Fahrenheit, but may be determined by continuous use of a recording thermometer installed by Seller (if deemed necessary by Buyer and at Buyer's expense) so that it will properly record the temperature of the LPG flowing through the meter or meters. The arithmetical average of the temperatures recorded while LPG is passing through the meter or meters in each chart period shall be used in computing measurements for that chart period.

     3.3 The specific gravity of the LPG flowing through the meter or meters shall be assumed to be .600; however, at Buyer's option and expense, the specific gravity may be determined by use of a sampling device, connected so as to collect a representative sample of the

LPG delivered hereunder. The specific gravity of the LPG sample will be determined by calculation from a fractional analysis obtained with a chromatograph. The specific gravity will be calculated from the fractional analysis using data in the most up-to-date table, "Physical Constants of Paraffin Hydrocarbons," published by the Natural LPG Processors Association. The specific gravity so determined will be used in calculating LPG deliveries for the Month during which the sample is collected.

     3.4 The reading, calibrating and adjustment of such equipment and instruments on which quantities of LPG delivered hereunder are determined and the changing of charts shall be done by employees, agents or representatives of Buyerr. Upon request of Seller, Buyer shall submit to Seller records and charts from such equipment, subject to return by Seller within twenty (20) days after receipt thereof. The charts and records shall be kept on file for a period of three (3) years for the mutual use of the parties hereto.

     3.5 At least once each year Buyer, or its affiliates, shall test and calibrate the meter and instruments or cause the same to be tested and calibrated consistent with prior practices. Buyer shall give Seller notice of the time of all tests sufficiently in advance of holding same so that Seller may conveniently have Seller's representative present; however, if Seller's representative is not present, Buyer or a third party acting for Buyer may proceed with the test.

     3.6 If the metering equipment in the aggregate is found to be inaccurate by two percent (2%) or more, registrations thereof and any payments based upon such registrations shall be corrected at the rate of such inaccuracy for any period which is definitely known or agreed upon, then for a period extending back one-half (1/2) of the time elapsed since the last test not exceeding, however, fifteen (15) days. Following any test, any metering equipment found to be inaccurate to any degree shall be adjusted immediately to record accurately.

     3.7 If for any reason any meter, scale or other system of measurement is out of service or out of repair so that the quantity of LPG received and/or sold by Buyercannot be ascertained or computed from the reading thereof, the quantity of LPG so received and/or sold during the period the system of measurement is out of repair shall be estimated and agreed upon by the parties hereto upon the basis of the best available data, using the first of the following methods which is feasible:

          (a) by using the registration of any check measuring equipment of Buyer if installed and accurately registering;

          (b) by correcting the error if the percentage or amount of error is ascertainable by calibration, test or mathematical calculation;

          (c) by estimating the quantity of purchases during preceding periods under similar conditions when the meter was registering accurately.

     3.8 For the purpose of measurement and meter calibration, the atmospheric pressure shall be assumed to be constant at fourteen and seven-tenths (14.7) psia.

     3.9 The measurement hereunder shall be corrected for deviation from Boyle's law at the pressure and temperature under which LPG is delivered hereunder.

     3.10 It is agreed that the value of the EXPANSION FACTOR, REYNOLDS NUMBER FACTOR, SUPERCOMPRESSABILITY FACTOR and MANOMETER FACTOR (where Mercury type orifice meters are used) shall be actual values.

                                   ARTICLE IV.

                               BILLING AND PAYMENT
                               -------------------

          Buyer shall render to Seller on or before the tenth day of each month a statement of the quantity of LPG (in terms of Gallons) purchased by Buyer from Seller during the preceding Month or for which payment is due, and the amount payable. Buyer shall make payment to Seller for LPG received and/or sold during the preceding Month upon Seller's receipt of the proceeds from the sales of such LPG. Such payments shall be made by wire transfer of immediately available funds to the bank account of Seller specified by Seller to Buyer from time to time pursuant to Article VII of the Contract. Accounting shall be by Buyer, and billings for payment shall be accompanied by a statement showing such calculations and adjustments, if any, as were used to arrive at the amount set out.

                                   ARTICLE V.

                                WARRANTY OF TITLE
                                -----------------

          Seller warrants title to all LPG delivered hereunder by Seller, that Seller has the right to sell the same and that such LPG is free from liens (other than liens in favor of RZB Finance LLC) and adverse claims of every kind. Seller will pay all royalties, taxes and other sums due on production of the LPG delivered hereunder. Seller further warrants that the LPG delivered hereunder is free and clear of any prior contract or dedication to any third party that limits or restricts the right of Seller to sell LPG to Buyer hereunder, or that gives such third party a claim to either the proceeds paid or a claim that a like quantity of LPG be tendered to such third party at a later date. Seller will indemnify and save Buyer harmless against all loss, damage and expense of every character on account of adverse claims to the LPG delivered by Seller or of royalties, taxes, payments or other charges thereon applicable before or upon delivery to Buyer. If Seller's title is questioned or involved in any legal action, Buyer may withhold payment of sums due hereunder up to the amount of the claim until title is freed from such question or such action is finally determined, or until Seller furnishes either bond with surety or an escrow arrangement satisfactory to Buyer and conditioned to save Buyer harmless.

                                   ARTICLE VI.

                                REGULATORY BODIES
                                -----------------

          This Contract shall be subject to all valid and applicable laws, rules and regulations of any duly constituted governmental body having jurisdiction herein. Buyer does not require any governmental authority or approval to enter into this Contract or to accept the delivery of LPG from Seller hereunder. If at any time there is a new law, rule or regulation, or changed interpretation of any existing law, rule or regulation that requires Buyer to obtain any governmental approval or authorization, Buyer will notify Seller of the requirement and will furnish Seller with any application filed, the evidence to support the application and of the order or authorization entered.

                                  ARTICLE VII.

                                  FORCE MAJEURE
                                  -------------

          In the event either party hereto is rendered unable, wholly or in part, by force majeure, to carry out its obligations under this Contract, other than to make payments due hereunder, then on such party's giving notice and reasonable full particulars of such force majeure in writing or by telecopy to the other party as soon as possible after the occurrence of the cause relied upon, the obligations of the party giving notice, so far as they are affected by such force majeure, shall be suspended during, but only during, the continuance of any inability so caused. The term "force majeure," as used herein, shall mean acts of God, strikes, lockouts, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, hurricanes or the threat thereof, fires, storms, floods, washouts, arrest and restraints of rulers of people, civil disturbances, the freezing of wells or lines of pipe, requisitions, directives, diversions, embargoes, priorities, expropriations of government or governmental authorities, legal or de facto, whether purporting to act under some constitution, decree, law or otherwise, failure of pipelines, facilities or lines of pipe provided such failure of pipelines, facilities or lines of pipe is not reasonably within the control of the party claiming suspension, the partial or entire failure of LPG wells, and the inability to acquire, or the delays in acquiring at reasonable cost and after the exercise of reasonable diligence, such servitudes, right of way grants, permits, licenses, approvals and authorizations by regulatory bodies, and/or such supplies and materials (or permission from regulatory bodies to use supplies and materials on hand), as may be necessary in order that obligations assumed hereunder may be lawfully performed in the manner herein contemplated. Upon the occurrence of an event constituting force majeure, the same shall, so far as possible, be remedied with all reasonable dispatch. The settlement of strikes or other labor difficulties shall be entirely within the discretion of the party having the difficulty, and the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or other labor difficulties by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of the party having the difficulty.

                                  ARTICLE VIII.

                                    INDEMNITY
                                    ---------

          Buyer shall indemnify, defend and hold Seller harmless from and against all loss, cost and expense, including court costs and attorney's fees, for any claims, suits, judgments, demands, actions or liability growing out of the operations conducted hereunder by Buyer or arising while the LPG is in Buyer's exclusive control and possession. Likewise, Seller shall indemnify, defend and hold Buyer harmless from and against any loss, cost and expense, including court costs and attorney's fees, for any claims, suits, judgments, demands, actions or liability growing out of Seller's operations of its wells, leases, equipment, pipelines and other facilities and appurtenances thereto or arising while the LPG is in Seller's exclusive control and possession.

                                   ARTICLE IX.

                                  MISCELLANEOUS
                                  -------------

     9.1 Entirety - This Contract contains the entire agreement between the parties and there are no oral promises, agreements or warranties affecting it.

     9.2 Titles - The numbering and titling of particular provisions of this Contract are for the purpose of facilitating administration and shall not be construed as having any substantive effect on the terms of this Contract.

     9.3 Waiver - Waiver of any breach or failure to enforce any of the terms and conditions of this Contract at any time shall not in any way affect, limit or waive either party's right thereafter to enforce and compel compliance with every term and condition hereof.

     9.4 Time of Essence - Time is of the essence in this Contract in all respects.

     9.5 Preparer - This Contract was prepared jointly by the parties hereto and not by either party to the exclusion of the other.

     9.6 Severability - In the event that any clause or provision in this Contract shall, for any reason, be deemed illegal, invalid or unenforceable, the remaining provisions and clauses shall not be affected, impaired or invalidated and shall remain in full force and effect. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Contract a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     9.7 Governing Law - As to all matters of construction and interpretation, this Contract shall be interpreted, construed and governed by the laws of the State of Texas, excluding conflicts of law principles that might require the application of the laws of another jurisdiction.

     9.8 Damages - Neither party shall be liable to the other for any indirect, incidental, consequential or punitive damages which may occur, in whole or in part, as a result of a party's performance or non-performance of any of the terms and conditions of this Contract.

                      End of General Terms and Conditions